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                                                                       EXHIBIT 5





                                  May 31, 2001




Edac Technologies Corporation
1790 New Britain Avenue
Farmington, CT 06032

Gentlemen:

         We are providing this opinion in connection with the Registration Statement of Edac Technologies Corporation, a Wisconsin corporation (the "Company"), on Form S-8 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed sale by the Company of up to 300,000 shares of Company common stock, $.0025 par value per share (the "Shares"), pursuant to the provisions of the Edac Technologies Corporation 2000 Employee Stock Option Plan (the "Plan").

         We have examined (i) the Registration Statement, (ii) the Company's Amended and Restated Articles of Incorporation and By-Laws, as amended to date,
(iii) the Plan, (iv) the corporate proceedings relating to the adoption of the Plan and the issuance of the Shares, and (v) such other documents and records as we have deemed necessary in order to render this opinion. In rendering this opinion, we have relied as to certain factual matters on certificates of officers of the Company and of state officials.

         Based upon the foregoing, it is our opinion that the Shares, when issued as and for the consideration contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable by the Company, subject to the personal liability which may be imposed on shareholders by section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case.


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Edac Technologies Corporation
May 31, 2001
Page 2


         We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of section 11 of the Act, or that we come within the category of persons whose consent is required by section 7 of the Act.

                                         Yours very truly,

                                         REINHART, BOERNER, VAN DEUREN,
                                             NORRIS & RIESELBACH, s.c.

                                         BY       /s/ Benjamin G. Lombard